Exhibit 99.1

Press Release

investors@aquaventure.com

Investors Hotline: 855-278-WAAS (9227)

FOR IMMEDIATE RELEASE

July 8, 2019

AquaVenture Announces Proposed Public Offering of Ordinary Shares

(Tampa, Fla) — AquaVenture Holdings Limited (NYSE: WAAS) (“AquaVenture” or the “Company”), a leader in Water-as-a-Service® (“WAAS®”) solutions, announced today the commencement of an underwritten public offering of 4,100,000 ordinary shares. The Company expects to grant the underwriters of the offering a 30-day option to purchase up to 615,000 additional ordinary shares. AquaVenture, its directors and officers and Element Partners (the Company’s largest shareholder) have agreed to a lock-up (subject to certain exceptions) for a period of 90 days after the date of the prospectus supplement for the offering. The offering is subject to market and other customary conditions, and there can be no assurance as to whether or when the offering may be completed.

The Company intends to use the net proceeds of the offering for working capital and other general corporate purposes, including the acquisition of, or investment in, complementary businesses, products, services, technologies or other assets. Citigroup, RBC Capital Markets and UBS Investment Bank are acting as joint bookrunning managers for the offering. Canaccord Genuity and Raymond James are also acting as joint bookrunning managers for the offering. JMP Securities, B. Riley FBR, Lake Street Capital Markets and Roth Capital Partners are acting as co-managers for the offering.

The securities described above are being offered by AquaVenture pursuant to a registration statement on Form S-3 previously filed and declared effective by the Securities and Exchange Commission (the “SEC”). The offering will be made only by means of a prospectus supplement and related prospectus. A copy of the registration statement, the prospectus supplement and related prospectus can be accessed through the SEC’s website. Alternatively, AquaVenture, the underwriters or any dealer participating in the offering will arrange to send you the prospectus supplement and related prospectus if you request it by contacting: Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 (Tel: 800-831-9146); Attn: Equity Syndicate, RBC Capital Markets, LLC, 200 Vesey Street, 8th Floor, New York, NY 10281-8098, Toll-free: (877) 822-4098 or email: equityprospectus@rbccm.com; or UBS Securities LLC, Attention: Prospectus Department, 1285 Avenue of the Americas, New York, NY 10019, telephone: 888-827-7275 or email: olprospectusrequest@ubs.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About AquaVenture

AquaVenture is a multinational provider of WAAS® solutions that provide customers a reliable and cost-effective source of clean drinking and process water primarily under long-term contracts that minimize capital investment by the customer. AquaVenture is composed of two operating platforms: Quench, a leading provider of filtered water systems and related services with over 140,000 units installed at institutional and commercial customer locations across the U.S. and Canada; and Seven Seas Water, a multinational provider of desalination and wastewater treatment solutions, providing more than 8.5 billion gallons of potable, high purity industrial grade and ultra-pure water per year to governmental, municipal, industrial and hospitality customers.

Forward-Looking Statements

This release contains forward-looking statements that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, statements relating to AquaVenture’s proposed public offering and use of the net proceeds therefrom, constitute forward-looking statements. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors detailed in AquaVenture’s filings with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, AquaVenture’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. AquaVenture is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.